UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2020, Bespoke Extracts, Inc. (the “Company”) entered into an amendment to the security agreement, dated December 24, 2019 (the “Security Agreement Amendment”), between the Company and the holder of the Company’s original issue discount convertible debenture, dated December 24, 2019 (the “Debenture”).

Pursuant to the Security Agreement Amendment, the collateral under the security agreement was amended to be the Company’s URLs. The Security Agreement Amendment was entered into with The Vantage Group Ltd. (“Vantage”), as the purchaser of the Debenture from the original holder. Vantage is owned by Lyle Hauser, an adviser to the Company and formerly a significant stockholder of the Company.

The foregoing description of the Security Agreement Amendment is qualified by reference to the full text of such document, which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

ExhibitNo.	Description
10.1	Amendment No. 1 to Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: April 29, 2020	By:	/s/ Danil Pollack
Danil Pollack Chief Executive Officer

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